                                                                    EXHIBIT 4(b)
================================================================================



                             HELLER FINANCIAL, INC.



                                      AND



                 SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION
                                    Trustee



                             ______________________


                          FIRST SUPPLEMENTAL INDENTURE


                             ______________________



                         Dated as of September 29, 1995



                             ______________________



                              ___________________


                         Junior Subordinated Securities

================================================================================

     FIRST SUPPLEMENTAL INDENTURE dated as of September 29, 1995 between HELLER FINANCIAL, INC., a Delaware corporation (the "Company"), and SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION (the "Trustee").

                             PRELIMINARY STATEMENTS

     A. The Company is authorized to borrow money for its corporate purposes and to issue non-convertible debentures, notes and debt obligations therefor; and for its corporate purposes, the Company has determined to make and issue its non-convertible debentures, notes and other debt obligations to be issued in one or more series (the "Securities"), as hereinafter provided, up to such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors.

     B. The First National Bank of Boston, which became Trustee for the Company's junior subordinated securities by an Indenture dated as of February 24, 1993, now wishes to resign from its position as Trustee (Retiring Trustee").

     C. The Company desires to appoint Shawmut Bank Connecticut, National Association as successor Trustee and Shawmut Bank Connecticut, National Association is qualified, eligible and willing to serve as successor Trustee.

     D. All things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     In consideration of the above statements, and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties agree that all the Securities are to be executed, authenticated and delivered subject to the further covenants and conditions hereinafter set forth; and the Company, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in such trust, for the benefit of those who shall hold the Securities, or any of them, as follows:

                              TERMS AND CONDITIONS

1.   Incorporation by Reference.

     The terms and conditions of the Indenture dated as of February 24, 1993 by and between Heller Financial, Inc. and The First National Bank of Boston, as Trustee, including Articles I through XIII of the Heller Financial, Inc. Standard Multiple-Series Indenture Provisions, dated, and filed with the Securities and Exchange Commission on February 5, 1987 (the "Standard Provisions"), are hereby incorporated herein by reference with the same force and effect as though fully set out herein. To the extent that the terms set forth in Section 2 of this First

Supplemental Indenture are inconsistent with the terms of the Standard Provisions, the terms set forth in this Section 2 shall apply.

2.   Amendments to the Standard Provisions.

     a. The Standard Provisions as incorporated herein are hereby amended as follows:

          (1)  Section 12.02 is amended to read as follows:

          The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Registered Securities of any series may be presented or surrendered for payment or surrendered for registration of transfer or exchange, where Coupon Securities may be registered as to principal, and where notices and demand to or upon the Company in respect of the Securities of such series and this Indenture may be served, which office or agency shall initially be any office or agency of the Trustee. However, if no office or agency of the Trustee for such series is located in the Borough of Manhattan, The City of New York, such office or agency shall initially be the principal corporate trust office of an Authenticating Agent designated pursuant to (S) 8.14. So long as any Coupon Securities or Unregistered Securities of any series remain Outstanding, the Company will (except as specified by the terms of the Securities established as provided in (S) 3.01) maintain one or more office or agencies outside the United States in such city or cities as may be specified by the terms of the Securities of such series, where Coupons appertaining to Securities of such series or Unregistered Securities of such series may be surrendered or presented for payment, or surrendered for exchanged pursuant to (S) 3.05 and where notices and demands to or upon the Company in respect of Coupons appertaining to Securities of such series or the Unregistered Securities of such series or of this Indenture may be served.

          The Company will give prompt written notice to the Trustee of the location and any change in the location, of any such office or agency and of the name and address of any Securities Registrar and Paying Agent. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands in respect of Registered Securities may be made or served at any office or agency of the Trustee or the corporate trust office of any Authenticating Agent appointed hereunder, and presentations, surrenders, notices and demands in respect of Coupons appertaining to Securities of any series and Unregistered Securities may be made or served at the corporate trust office of the Trustee in the other city or cities referred to above.

          The Company may also from time to time designate one or more other offices or agencies (in or outside The City of New York) where the Securities of one or more series may be presented or surrendered for any or all of such purposes and may from time to time rescind such designations. However, no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency as provided in this (S) 12.02 in each Place of Payment for Securities of any series for such purposes and, except as otherwise specified by the terms of the Securities established as provided in
          (S) 3.01, so long as any Unregistered Securities or Coupon Securities remain outstanding, one or more offices or agencies outside of the United States. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

3.   Additional Provisions.

     a. The Company hereby appoints Shawmut Bank Connecticut, National Association as successor Trustee under the Indenture.

     b. Shawmut Bank Connecticut, National Association hereby accepts appointment as successor Trustee under the Indenture and hereby assumes all rights, powers, trusts, duties and obligations of the retiring Trustee under the Indenture.

     c. All references in the Indenture to the Trustee shall be to Shawmut Bank Connecticut, National Association.

     d. The following provisions, which constitutes part of this First Supplemental Indenture, are numbered to conform with the format of the Standard
Provisions:

     (i).  (S)8.15.  Other Matters Concerning the Trustee.

     At the date of this First Supplemental Indenture, the Corporate Trust Office of the Trustee is located at Shawmut Bank Connecticut, National Association 777 Main Street, Hartford, Connecticut 06115, Attention: Corporate Trust Administration, Department MSN 238.

     IN WITNESS WHEREOF, HELLER FINANCIAL, INC. has caused this First Supplemental Indenture to be signed in its corporate name by its authorized officer, and its corporate seal to be affixed hereto, and the same to be attested by the signature of its Secretary or an Assistant Secretary, and SHAWMUT BANK CONNECTICUT, NATIONAL Association in evidence of its acceptance of the trust hereby created, has caused this First Supplemental Indenture to be signed it its corporate name by one of its Authorized Officers, and its corporate seal to be affixed hereto, and the same to be attested by one of its Assistant Secretaries, as of the day and year first above written.


                                    HELLER FINANCIAL, INC.



                                    By:    Anthony O'Boyle Beirne
                                        ---------------------------------------
                                    Its:    Senior Vice President and Treasurer
                                         --------------------------------------


[SEAL]


Attest:


      Sylvia L. Bateman
-------------------------------

                                    SHAWMUT BANK CONNECTICUT,
                                    NATIONAL ASSOCIATION


                                    By:    K. Larimore
                                        ---------------------------------------
                                    Its:    Assistant Vice President
                                         --------------------------------------

[SEAL]


Attest:


      Robert L. Reynolds
-------------------------------

STATE OF ILLINOIS )
                  )   ss.:
COUNTY OF COOK    )


     On the 26th day of September, 1995, before me personally came Anthony O'B. Beirne to me known, who, being by me duly sworn, did depose and say that he is an Authorized Officer of HELLER FINANCIAL, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of such corporation; that the seal affixed to such instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of such corporation; and that he signed his name thereto by like authority.


          Mary L. Riedesel
     --------------------------

[SEAL]



STATE OF Connecticut  )
                      )   ss.:
COUNTY OF Hartford    )


     On the _______ day of September, 1995, before me personally came Kathy A. Larimore to me known, who, being by me duly sworn, did depose and say that he is an Authorized Officer of SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION one of the corporations described in and which executed the above instrument; that he knows the seal of such corporation; that the seal affixed to such instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of such corporation; and that he signed his name thereto by some like authority.



           Karen R. Felt
     --------------------------


[SEAL]